Exhibit 10.39

Date of Grant	Expiration Date	Euro Exercise Price Per AXA Ordinary Share
June , 20	June 20	euro

THE AXA STOCK OPTION PLAN

FOR AXA FINANCIAL EMPLOYEES AND ASSOCIATES

OPTION AGREEMENT FOR OPTIONS

AXA S.A., a société anonyme organized under the laws of the Republic of France, hereby grants, as of the date of grant set forth above (the “Date of Grant”), to the optionee (the “Optionee”) named in the option grant letter from Thomas Buberl June     , 20     (the “Grant Letter”) under this Option Agreement and pursuant to The AXA Stock Option Plan for AXA Financial Employees and Associates, as the same may be amended from time to time (the “Plan,” capitalized terms not otherwise defined herein have the meanings set forth in the Plan), an option (the “Option”) to purchase from AXA up to, but not exceeding in the aggregate, the number of AXA ordinary shares (each, a “Share” and collectively, the “Shares”) set forth in the Grant Letter at the per Share euro exercise price set forth above (which represents the average closing price of a Share on Euronext Paris for the twenty (20) trading days prior to the Date of Grant) (the “Exercise Price”), in accordance with the Plan and subject to the following terms and conditions:

1. This Option shall become vested and exercisable as set forth in the Grant Letter. Unless an earlier expiration date is specified in paragraphs 2 or 3 herein, or in the Plan, this Option shall not be exercisable after the expiration date listed above (the “Expiration Date”).

2. In the event the Optionee’s Employment is terminated by reason of the Optionee’s death, this Option (whether or not then otherwise exercisable) shall be exercisable in full as of the date of the Optionee’s death and shall be exercisable by the Optionee’s beneficiary designated in accordance with the Plan (or if none is named, by the Optionee’s surviving spouse, if any, or otherwise by the Optionee’s estate) at any time within six months of the Optionee’s death or, if earlier, until the Expiration Date. If the Optionee’s Employment is terminated by reason of Retirement, the unvested portion of this Option as of the date of the Optionee’s Retirement shall continue to vest in accordance with this Option’s vesting provisions set forth herein and in the Grant Letter as if the Optionee had not Retired. Any portion of this Option which is exercisable at the date of the Optionee’s Retirement or that thereafter becomes exercisable by reason of the immediately preceding sentence shall be exercisable at any time prior to the Expiration Date. If the Optionee’s Employment is terminated for Cause or is voluntarily terminated by the Optionee other than by Retirement or death, any outstanding portion of this Option (whether or not then otherwise exercisable) shall be immediately forfeited as of the date of such termination, the Optionee shall no longer have any rights with respect to such portion of the Option and AXA shall not be obligated to honor any purported exercise of this Option that has not been effected, regardless of whether payment has been tendered prior to the occurrence of any act resulting in such termination or the time at which AXA has knowledge thereof. In the event the Optionee’s Employment is terminated for Cause, the preceding sentence shall apply regardless of whether the Optionee is eligible to Retire as of the date of the termination for Cause. If the Optionee’s Employment terminates for any reason other than death, voluntary termination or Cause, the portion of this Option which is exercisable at the date of the Optionee’s termination of Employment shall be exercisable at any time prior to the earlier of (i) the Expiration Date and (ii) the thirtieth day following the date of the Optionee’s termination of Employment. In the case of an Optionee who is concurrently an Employee of more than one AXA Affiliate or who on or before the date of termination has been offered to be and is becoming an Employee of another AXA Affiliate, termination of Employment shall be deemed to occur only when such Optionee ceases to be an Employee of all such AXA Affiliates. Any portion of this Option not exercised within the applicable time limits specified in this paragraph 2 shall be forfeited at the close of business on the date of the expiration of such time limits.

3. Notwithstanding the foregoing, in the event that the Optionee terminates Employment by reason of Retirement and (i) induces any Participant to leave the Employ of any AXA Affiliate, (ii) solicits the employment of any Participant on his/her own behalf or on behalf of any other business enterprise, (iii) uses for his/her personal benefit, or discloses, communicates or divulges to, or uses for any person other than an AXA Affiliate, any confidential information that had been made known to the Optionee or learned or acquired by the Optionee while in the Employ of any AXA Affiliate, unless such information has become public other than by the Optionee’s actions or such disclosure is compelled under a subpoena from a court or administrative body having jurisdiction in the matter, or (iv) otherwise acts in a manner that is substantially detrimental to the business or reputation of any AXA Affiliate, the portion of this Option which is then still outstanding shall be immediately forfeited (whether or not then otherwise exercisable), the Optionee shall no longer have any rights with respect to such portion of the Option and AXA shall not be obligated to honor any purported exercise of this Option that has not been effected, regardless of whether payment has been tendered prior to the occurrence of any such act or the time at which AXA has knowledge thereof.

4. Exercise of this Option shall be in whole Shares and shall occur on the date (the “Exercise Date”) AXA’s designated agent receives: (i) proper notice, in accordance with the procedures of such agent, specifying the number of Shares to be purchased and (ii) payment in euro of the aggregate Exercise Price for the Shares to be purchased, or cash equivalents, including a personal check. Notwithstanding the foregoing, the Committee may in its sole discretion make arrangements available to the Optionee whereby payment of the aggregate Exercise Price for the Shares to be purchased may be made in U.S. dollars having a value equivalent to the euro-denominated aggregate Exercise Price based on the euro to U.S. dollar exchange rate as of the Exercise Date and permit the Optionee to pay the aggregate Exercise Price for the Shares to be purchased through the sale of Shares otherwise deliverable to the Optionee pursuant to the exercise in whole or in part of this Option. AXA will not deliver Shares being purchased upon the exercise of this Option unless it has received payment in a form acceptable to AXA for all applicable withholding taxes. The Committee may in its discretion permit the Optionee to pay all or a portion of such withholding taxes through the sale of Shares otherwise deliverable to the Optionee pursuant to the exercise of this Option.

5. Except as may be permitted by French law and the AXA Board of Directors, this Option shall not be assignable or transferable and except to the extent required by law, no right or interest of the Optionee shall be subject to any lien, obligation or liability of the Optionee. All rights with respect to this Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

6. If, during the term of this Option, AXA carries out any of the transactions below that affect the capitalization of AXA, such measures as the AXA Board of Directors deems necessary or appropriate shall be taken to preserve, or prevent enlargement of, the benefits or potential benefits made available under this Option by adjusting the Option Exercise Price and/or the number of Shares subject to this Option. The types of transactions concerned include the following: (a) issuance of securities and/or Shares with a preferential subscription right offered to the shareholders; (b) capital increase by incorporation of reserves, profits or premiums with a bonus issue of shares fully paid up, as well as in case of either a split or a regrouping of the Shares forming the capital; (c) distribution of reserves in cash or in equity; (d) reduction of the share capital attributable to losses; (e) purchase by AXA of its own Shares; and (f) such other transactions as shall be recognized under French law from time to time as requiring or permitting adjustment to the terms of this Option. Adjustments to the terms and conditions of this Option shall be made by and in the full discretion of the AXA Board of Directors in accordance with applicable laws and regulations. Notwithstanding anything herein to the contrary, (x) no adjustment to this Option shall be made if it will result in the grant of a new option under Code Section 409A and (y) any cash payment for this Option shall not be greater than the excess of the fair market value of the underlying Shares on the date of such purchase (as determined in accordance with Code Section 409A and the regulations thereunder) over the aggregate Exercise Price.

7. Neither this Option nor any Shares acquired from its exercise will be registered with the SEC under the U.S. Securities Act of 1933 (the “Act”). As a consequence, exercise of this Option and resale of the acquired Shares will only be permitted pursuant to an applicable exemption from the registration requirements of the Act and in compliance with requirements of any applicable securities laws and regulations of any relevant state or territory of the United States. AXA may from time to time suspend exercises or resales, or impose specific limitations on the manner in which exercises or resales are made, as it may deem necessary or advisable to ensure compliance with such laws and regulations.

8. The terms and conditions set forth in this Option Agreement (including the Grant Letter) are subject to the provisions of the Plan, which are incorporated herein by reference. To the extent any term or condition of this Option Agreement is inconsistent or in conflict with any provision of the Plan, the Plan shall govern. This Option Agreement, the Grant Letter and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, with respect to the subject matter hereof.

9. AXA may amend this Option Agreement at any time; provided that, subject to paragraph 6 hereof and Section 4.2 of the Plan, no such amendment shall be made without the Optionee’s consent if such amendment would in any manner adversely affect this Option.

                                         AXA S.A.

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